Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-6 (File No. 333-283931) of our report dated February 21, 2025, relating to the financial statement of Advisors Disciplined Trust 2266, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading “Other Matters” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
February 21, 2025